Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of our reports dated March 11, 2020 relating to the financial statements of SCYNEXIS, Inc. and the effectiveness of SCYNEXIS, Inc.’s internal control over financial reporting, appearing in the Annual Report on Form 10-K of SCYNEXIS, Inc. for the year ended December 31, 2019.  We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ Deloitte & Touche LLP

Parsippany, New Jersey

September 11, 2020